SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under sec. 240.14a-12

Remote Dynamics, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box)
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total Fee Paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

REMOTE DYNAMICS, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2006
To the Stockholders of Remote Dynamics, Inc.:
     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Remote Dynamics, Inc. will be held at Remote Dynamics’ principal executive office at 1155 Kas Drive, Suite 100, Richardson, Texas 75081 on Tuesday, May 9, 2006, at 10:00 a.m., Richardson, Texas time, to consider and vote on the following proposal:

Proposal 1.	The approval of a proposed amendment to the Amended and Restated Certificate of Incorporation of Remote Dynamics to increase the number of the authorized shares of common stock, par value $0.01 per share, of Remote Dynamics to 230,000,000 shares from 50,000,000 shares.
     In addition, we will consider the transaction of such other business as may properly come before the meeting or at any adjournments or postponements.
     Only stockholders of record at the close of business on April 13, 2006 are entitled to notice of, and to vote at, this special meeting. A holder of shares of Remote Dynamics common stock is entitled to one vote, in person or by proxy, for each share of common stock owned by such holder on all matters properly brought before this special meeting or at any adjournments or postponements. The holder of Remote Dynamics Series B convertible preferred stock has the right to vote on all matters before the common stockholders on an as-converted basis voting together with the common stockholders as a single class, provided, that the Series B Holder cannot vote shares which are greater than 9.99% of our outstanding common stock. Thus a holder of Remote Dynamics Series B convertible preferred stock is entitled to vote up to 936,156 shares of common stock on an as-converted basis on all matters properly brought before this special meeting or at any adjournments or postponements. A holder of either the Series A Senior Secured Convertible Promissory Note or the Original Issue Discount Series A Senior Secured Convertible Promissory Note does not have voting rights until such time as these notes have been converted into shares of our common stock. Upon conversion of such a note into common stock, a holder will have the same voting rights as a common stockholder.
     All of our stockholders are invited to attend this special meeting. Whether or not you expect to attend this special meeting, we urge you to complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope to assure your representation at this special meeting. In addition, you may also vote via telephone by calling [(866) 540-5760] or the Internet at [www.proxyvoting.com/redi]. You will need your control number from your proxy card to vote via telephone or the Internet. You can revoke your proxy at any time before it is voted by delivering written notice to J. Raymond Bilbao at Remote Dynamics principal executive office or by attending the special meeting and voting in person.
     This proxy statement, instruction card and proxy card are being mailed to our stockholders on or about April 20, 2006.

By Order of the Board of Directors

Remote Dynamics, Inc.

J. Raymond Bilbao,
President, Chief Operating Officer & Secretary
1155 Kas Drive, Suite 100
Richardson, Texas 75081
(972) 301-2000
April 20, 2006

FORWARD-LOOKING STATEMENTS
PROPOSAL 1:
ANNUAL REPORT
OTHER MATTERS

REMOTE DYNAMICS, INC.
PROXY STATEMENT FOR
A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2006
GENERAL QUESTIONS AND ANSWERS
     The following questions and answers are intended to provide brief answers to frequently asked questions concerning the proposals described in this proxy statement and the proxy solicitation process. These questions and answers do not, and are not intended to, address all the questions that may be important to you. You should carefully read the remainder of this proxy statement as well as any appendices and the documents incorporated by reference in this proxy statement.
The Special Meeting

Q:	When and where is this special meeting?

A:	This special meeting will be held on Tuesday, May 9, 2006, at 10:00 a.m., Richardson, Texas time, at our principal executive office at 1155 Kas Drive, Suite 100, Richardson, Texas 75081. This proxy statement, instruction card and form of proxy are being mailed to our stockholders on or about April 20, 2006.
Procedures for Voting

Q:	Is my proxy revocable and can I change my vote?

A:	You may revoke your proxy at any time before the opening of the special meeting by doing one of the following:
Sending a written notice revoking your proxy to J. Raymond Bilbao, our Secretary, at 1155 Kas Drive, Suite 100, Richardson, Texas 75081;
Signing and mailing to Remote Dynamics a proxy bearing a later date; or
Coming to our special meeting and voting in person.

Q:	Who is entitled to vote?

A:	Only stockholders of record as of the close of business on April 13, 2006, the record date, will be entitled to vote on the proposals at this special meeting. Each share of common stock is entitled to one vote. The holder of Remote Dynamics Series B convertible preferred stock has the right to vote on all matters before the common stockholders on an as-converted basis voting together with the common stockholders as a single class, provided, that the Series B Holder cannot vote shares which are greater than 9.99% of our outstanding common stock. Thus a holder of Remote Dynamics Series B convertible preferred stock is entitled to vote up to 962, 380 shares of common stock on an as-converted basis on all matters properly brought before this special meeting or at any adjournments or postponements. A holder of either the Series A Senior Secured Convertible Promissory Note or the Original Issue Discount Series A Senior Secured Convertible Promissory Note does not have voting rights until such time as these notes have been converted into shares of our common stock.

Q:	How do I vote?

A:	You can vote by attending the special meeting in person or by completing, signing and returning your proxy card in the enclosed postage-paid envelope. You can also vote via telephone by calling [(866) 540-5760] or via the Internet at [www.proxyvoting.com/redi]. You will need your control number from your proxy card to vote via telephone or the Internet.

Q:	How does discretionary authority apply?

A:	If you sign your proxy card, but do not make any selections, your shares will be voted “FOR” proposal 1 and, in the discretion of the proxies, as to all other matters which may be properly brought before the special meeting.

Q.	How will votes be counted?

A:	The special meeting will be held if a quorum is represented in person or by proxy at the meeting. A quorum is a majority of our outstanding shares of common stock entitled to vote. As of April 13, 2006, there were 9,633,437 shares of common stock outstanding, and 600 shares of series B convertible preferred stock outstanding. With respect to proposal 1, there are 9,633,437 shares entitled to vote on the proposal (including 962, 380 shares entitled to be voted by the series B convertible preferred stockholders voting on an as-converted basis). A holder of either the Series A Senior Secured Convertible Promissory Note or the Original Issue Discount Series A Senior Secured Convertible Promissory Note does not have voting rights until such time as these notes have been converted into shares of our common stock.
If you have returned a signed proxy card or attend the special meeting in person, then you will be considered part of the quorum, even if you do not vote. A withheld vote is the same as an abstention. The effect of abstentions and broker non-votes with respect to a particular proposal will be a vote “AGAINST” that proposal. Our transfer agent, Mellon Investor Services, LLC, will count the votes and act as inspector.
Broker non-votes occur when proxies submitted by brokers, banks or other nominees holding shares in “street” name do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions on how to vote on the proposals. We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes.

Q.	What happens if I do not return my proxy card and do not vote at the special meeting?

A:	If you do not attend the special meeting and do not submit a proxy, the effect will be that you will not be considered part of, or count towards, achieving a quorum. With respect to proposal 1, the failure to return a proxy card and vote will have neither the effect of a vote “FOR” nor “AGAINST” this proposal since only a majority of the quorum is required for approval of this proposal, and you will still not be counted toward achieving a quorum.

Q:	Is my vote confidential?

A:	Yes. Only the inspector, Mellon Investor Services, LLC, and certain of our employees will have access to your proxy card. All comments will remain confidential, unless you ask that your name be disclosed.

Q:	Will I have any dissenter’s rights or rights of appraisal?

A:	No, you will not have any dissenter’s rights or rights of appraisal with respect to any matter to be voted upon at this special meeting.
Our Current Stock Ownership

Q:	What percentage of stock do the directors and officers own?

A:	Our officers and directors collectively beneficially owned approximately 1,061,601 shares, or 10.3% of our common stock as of April 13, 2006.

Q:	Who are the largest principal stockholders?

A:	According to the Schedule 13G/A filed on January 10, 2006, MacKay Shields LLC beneficially owned 645,736 shares of our common stock, or approximately 6.7% of our common stock.

Other Information

Q:	Who is soliciting my proxy and who will pay the solicitation expenses?

A:	We are soliciting your proxy and we will pay the cost of preparing and distributing this proxy statement and the cost of soliciting votes, including without limitation, fees and expenses of Mellon Investor

Services, LLC, which fees and expenses will be normal and customary for such services. We will reimburse stockbrokers and other custodians, nominees and fiduciaries for forwarding proxy and solicitation material to the owners of common stock. We have also engaged Mellon Investor Services, LLC to assist us with solicitation of votes for a flat fee of $7,500.00 with additional charges of $4.50 for each oral contact made with a stockholder and $2.50 for each reminder contact made with a stockholder.

Q:	Who can help answer my additional questions?

A:	Stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about the proposed amendment of our Certificate of Incorporation, including the procedures for voting their shares, should contact:

J. Raymond Bilbao
President, Chief Operating Officer & Secretary
1155 Kas Drive, Suite 100
Richardson, Texas 75081
Telephone: (972) 301-2000
This question and answer information sheet is qualified in its entirety by the more detailed information contained in this proxy statement. You are strongly urged to carefully read this proxy statement in its entirety before you vote.

FORWARD-LOOKING STATEMENTS
          Statements in this proxy statement that are not historical facts are “forward-looking statements” within the meaning of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by words such as:
•	may;

•	estimates;

•	believes;

•	anticipates;

•	expects;

•	intends;

•	predicts;

•	projects;

•	potential;

•	should;

•	could; and

•	similar expressions (and the negative of these terms).
These statements involve known and unknown risks and uncertainties that may cause the actual results or outcomes to be materially different from those anticipated and discussed in this proxy statement. In assessing forward-looking statements contained herein, you are urged to read carefully all cautionary statements contained in this proxy statement and in those other filings made by Remote Dynamics with the Securities and Exchange Commission.

This proxy statement contains important information that should be read before any decisions are made with respect to the proposal. You are strongly urged to read this proxy statement in its entirety as well as the appendices and the documents incorporated by reference in this proxy statement.
PROPOSAL 1:
Approval of Amendment to Remote Dynamics’ Amended and Restated Certificate of Incorporation
          On February 24, 2006, we closed the transactions contemplated by that certain Note and Warrant Purchase Agreement, as described below, which transactions require us to increase the number of the authorized shares of our common stock, par value $0.01 per share, in order to be able to accommodate all of the note conversions and warrant exercises that may occur as a result of such transactions. Accordingly, our board of directors believes it is advisable and in the best interest of Remote Dynamics to amend our Amended and Restated Certificate of Incorporation to increase the authorized shares of our common stock from 50,000,000 shares to 210,000,000 shares. Consistently with this purpose, at a special meeting held on February 14, 2006, our board of directors adopted a resolution proposing that an amendment to Article IV of our Amended and Restated Certificate of Incorporation be presented to our stockholders at a special meeting of our stockholders for approval by the stockholders. The proposed amendment would not alter the number of authorized shares of our preferred stock.
          If approved by our stockholders, Article IV of our Amended and Restated Certificate of Incorporation would read in its entirety as follows:
“ IV. CAPITALIZATION
          The aggregate number of shares of capital stock which the corporation shall have authority to issue is 232,000,000 shares consisting of 230,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 2,000,000 shares of preferred stock, par value $0.01 per share. Each holder of a share of Common Stock shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.
The Board of Directors of the corporation, by resolution or resolutions, may at any time and from time to time, divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series and, without limiting the generality of the foregoing, fix and determine the designation of each such share, the number of shares which shall constitute such series and certain powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions and voting rights of the shares of each series so establishing.”
          The proposed increase in the number of authorized shares of our common stock is necessary in order for us to comply with the terms of the purchase agreement, as described below. The purchase agreement requires us to maintain reserved shares of our common stock for issuance upon the conversion of the notes and upon the exercise of the warrants, in an amount equal to 150% of the amount needed at any one time as described below. We are obligated to reserve for issuance such shares of our common stock as are duly authorized by all necessary corporate action, validly issued, fully paid and nonassessable, free and clear of any encumbrances. The proposed increase in the number of authorized shares of our common stock will also provide our board of directors the necessary flexibility to issue common stock in the future in connection with the raising of capital, the acquisition of new businesses, employee stock benefit plans and other corporate purposes as deemed necessary or appropriate by our board of directors.
          The additional shares proposed to be authorized would be part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently outstanding. The holders of our common stock are entitled to all of the rights and privileges of holders of shares of common stock under the Delaware General Corporation Law. Subject to the preferences applicable to shares of our preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of the liquidation, dissolution or winding up of Remote Dynamics, the holders of our common stock will be entitled to share ratably in all assets remaining after payment of debts and other liabilities, subject to the prior distribution rights of holders of shares of our preferred stock. There are no redemption or sinking fund provisions applicable to our common stock. All of the outstanding shares of our common stock are currently duly authorized, validly issued, fully paid and nonassessable.
          Each holder of our common stock is entitled to one vote for each share of common stock held by such holder on all matters submitted to the vote of stockholders.
          If the proposed amendment is approved, no further action or authorization by Remote Dynamics’ stockholders would be necessary prior to the issuance of the additional shares of common stock in connection with the transaction documents as described below, except as may be required by applicable law or by the rules of any exchange on which our common stock is then listed.
          Except for the issuance of the additional shares of common stock in connection with the conversion of the notes and the exercise of the warrants as set forth in the summary of the transaction documents relating to the offering as described below, Remote Dynamics has no plans or arrangements for the issuance of additional shares of common stock for any specific purpose, including but not limited to rendering more difficult or discouraging a change of control of Remote Dynamics.
          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO REMOTE DYNAMICS’ AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 230,000,000 SHARES.
Reasons for Approving Proposal 1
          We are soliciting your proxy and seeking your vote to approve Proposal 1, the approval of a proposed amendment to our Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock to 230,000,000 shares from 50,000,000 shares, because we contractually agreed to do so with the note and warrant holders pursuant to section 3.21 of the note and warrant purchase agreement dated as of February 23, 2006. In section 3.21, we covenant and agree to use our best efforts to obtain the approval of our stockholders on or before 75 days following the closing date under the purchase agreement to amend our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock to a number greater than 150% of the maximum number of shares of common stock which would be issuable upon conversion of the notes and which would be issuable upon exercise of the warrants. Thus section 3.21 contractually binds us to call a special meeting, prepare these proxy materials to solicit your vote, recommend that you approve Proposal 1 and otherwise use our best efforts to obtain stockholder approval of Proposal 1.
          The board of directors believed that it was in the best interest of our company and its stockholders to accept the overall terms of the note and warrant purchase agreement and agreed to have us use our best efforts to obtain approval of our stockholders, requiring us to call a special meeting and solicit your proxy to approve Proposal 1.
Consequences for Failure to Approve Proposal 1
          If the stockholders fail to approve Proposal 1 at the special meeting, then we will be in default of the Series A Senior Secured Convertible Promissory Notes pursuant to Section 2.1(o) which states that our failure to obtain stockholder approval to increase the authorized shares of common stock in accordance with section 3.21 of the note and warrant purchase agreement is an event of default under the notes. Likewise, if the stockholders fail to approve Proposal 1 at the special meeting, then we will also be in default of the Original Issue Discount Series A Senior Secured Convertible Promissory Notes pursuant to Section 2.1(o) which states that our failure to obtain stockholder approval to increase the authorized shares of common stock in accordance with section 3.21 of the note and warrant purchase agreement is an event of default under the notes. Accordingly, under these agreements, if we are in default under Section 2.1(o) of the promissory notes, then note holders have the contractual right to declare the entire unpaid principal balance of such notes immediately due and payable. Lastly, if the stockholders fail to approve Proposal 1 at the special meeting, then we will be in breach under the purchase agreement for which we have indemnified purchasers of the notes and warrants. We do not currently have sufficient funds for the repayment of these notes and a demand for such repayment would likely result in our filing for protection under applicable bankruptcy laws.
          Summary Description of Recent Private Placement of Notes
          On February 24, 2006, we closed the sale of $5.75 million of secured convertible notes, including original issue discount notes in the aggregate amount of $750,000, in a private placement transaction with several accredited institutional investors. Midtown Partners & Co., LLC acted as the placement agent for this offering. Pursuant to this offering, we also issued warrants to purchase an aggregate of up to 83.6 million shares of our common stock. Upon the closing of the offering, we received proceeds of approximately $4.1 million in cash (after deducting the brokers’ commission, the 15% original issue discount of $750,000 and the tendering of 50 shares of their 650 shares of series B preferred convertible stock with an aggregate face value of $500,000 by our sole series B preferred convertible stockholder).
The Purchase Agreement
          We entered into a note and warrant purchase agreement dated with February 23, 2006 with several institutional investors as purchasers of our notes and warrants, which we refer to in this proxy statement as the purchase agreement. Each of these purchasers was an “accredited investor” under the SEC rules.
          Under the terms of the purchase agreement, the purchasers have purchased from us:
•	Senior Secured Convertible Promissory Notes in the aggregate principal amount of $5,000,000, convertible into shares of our common stock; and

•	Original Issue Discount Senior Secured Convertible Promissory Notes in the aggregate principal amount of $750,000, convertible into shares of our common stock. As used in this registration statement, the term “notes”, unless otherwise specified, refers to either the series A notes or the original issue discount notes, as applicable.
          In addition, pursuant to the purchase agreement, the following warrants to purchase shares of our common stock were issued to each purchaser on February 24, 2006:
•	series A-7 warrants to purchase shares of our common stock equal to 75% of the number of shares of our common stock issuable upon conversion of such purchaser’s note (approximately 18.8 million shares in the aggregate) at an exercise price per share equal to $0.40 with a term of 7 years following the closing date;

•	series A-7 warrants issued to our placement agent to purchase shares of our common stock equal to equal to 10% of the number of series A-7 warrants issued (approximately 1.8 million shares in the aggregate) at an exercise price per share equal to $0.40 with a term of 5 years following the closing date;

•	series B-4 warrants to purchase shares of our common stock equal to 50% of the number of conversion shares issuable upon the conversion of such purchaser’s note on the date of issuance of the note (approximately 12.5 million shares in the aggregate) at an exercise price per share equal to $0.90 with a term of 4 years following the effective date of the registration statement providing for the resale of the conversion shares and the share of our common stock issuable upon exercise of the warrants;

•	series B-4 warrants issued to our placement agent to purchase shares of our common stock equal to equal to 10% of the number of series B-4 warrants issued (approximately 1.3 million shares in the aggregate) at an exercise price per share equal to $0.90 with a term of 5 years following the closing date;

•	series C-3 warrants to purchase a number of shares of our common stock equal to 100% of the number of conversion shares issuable upon the conversion of such purchaser’s note on the date of issuance of this note (approximately 25.0 million shares in the aggregate) at an exercise price per share equal to $0.21 with a term of 3 years following the closing date;

•	series C-3 warrants issued to our placement agent to purchase shares of our common stock equal to equal to 10% of the number of series C-3 warrants issued (approximately 2.5 million shares in the aggregate) at an exercise price per share equal to $0.21 with a term of 5 years following the closing date;

•	series D-1 warrants (callable only at our option) to purchase a number of our shares of common stock equal to 70% of the number of conversion shares issuable upon conversion of such purchaser’s note (approximately 17.5 million shares in the aggregate) at an exercise price per share equal to the lesser of: (a) $0.35 and (b) 90% of the average of the 5 day volume weighted average price of our common stock on the OTC Bulletin Board preceding the call notice, as defined in this warrant;

•	Series D-1 warrants issued to our placement agent to purchase shares of our common stock equal to equal to 10% of the number of series D-1 warrants issued (approximately 1.8 million shares in the aggregate) at an exercise price per share equal to the lesser of: (a) $0.35 and (b) 90% of the average of the 5 day volume weighted average price of our common stock on the OTC Bulletin Board preceding the call notice, as defined in this warrant;

•	10% Placement Agent Warrant issued to our placement agent to purchase shares of our common stock equal to equal to 10% of the number of shares of common stock issuable to the note holders upon conversion of theirs notes (approximately 2.5 million shares in the aggregate) at an exercise price per share equal to $0.20 with a term of 5 years following the closing date
          The issuance and purchase of the notes and warrants was effected in accordance with and in reliance upon the exemption from securities registration afforded by Regulation D promulgated under the Securities Act of 1933, and upon such other exemption from the registration requirements of this statute as may be available with respect to the investments made pursuant to the purchase agreement.
          A portion of the purchase price (in the amount of $500,000) we received under the purchase agreement was delivered by SDS Capital Group SPC, Ltd. and was paid by exchanging outstanding amounts of our series B convertible preferred stock held by this entity.
          We have agreed with the purchasers to use our best efforts to obtain the approval of our stockholders, on or before 75 days following the closing date (May 10, 2006), to amend our Certificate of Incorporation to increase our authorized shares of common stock to a number greater than 150% of the maximum number of shares of our common stock which would be issuable upon conversion of the notes and upon the exercise of the warrants. This is why we are seeking your approval to increase the number of authorized shares of common stock from 50,000,000 shares to 230,000,000 shares.
          Certain Covenants
          Under the terms of the purchase agreement, our most significant obligations include that we will:
•	cause our common stock to continue to be registered under the Securities Exchange Act of 1934, continue the listing or trading of our common stock on the OTC Bulletin Board and to take all actions required to allow the purchasers to effect resales under Rule 144;

•	(if we stop filing our periodic reports with the Securities and Exchange Commission) furnish annual and quarterly reports to the purchasers as long as they own or are obligated to purchase these securities;

•	use the net proceeds from the sale of the securities for working capital and general corporate purposes;

•	not provide any purchaser with any material non-public information;

•	acknowledge that the securities, under certain circumstances, may be pledged by the purchasers;

•	not declare or pay dividends or distributions on our common stock as long as any notes or warrants remain outstanding;

•	as long as any notes or warrants remain outstanding, have authorized and reserved for issuance 120% of the aggregate number of shares of our common stock needed for the issuance of the conversion shares and the warrant shares;

•	issue irrevocable instructions to our transfer agent to issue certificates for the conversion shares and the warrant shares with a restrictive legend regarding the fact that such shares are not registered and are restricted securities;

•	not sell or dispose of any of our business assets without the prior written consent of the holders of a majority of the principal amounts of the notes outstanding;

•	agree that any business assets we acquire in the future will become part of the collateral securing our obligations under the notes;

•	maintain a directors and officers liability insurance policy with coverage equal to or greater than $3,000,000; and

•	with regard to subsequent financings that, for a period of 1 year following the closing date; notify the purchasers in writing of the terms and conditions of any proposed offer or sale to any third party of any of our common stock or securities convertible into our common stock, which notice will provide each purchaser an option, during the 10 trading days after the notice, to inform us whether the purchaser will purchase up to its “pro rata” shares of all of the securities being offered in this subsequent financing.
In this context “pro rata” means the percentage obtained by dividing:
•	the principal amount of the notes purchased by the purchaser on the closing date, by the total principal amount of all the notes purchased by all of the purchasers on the closing date with regard to “permitted financings” that such permitted financings, as defined below will not be considered a subsequent financing for these purposes; permitted financings include:
•	securities issued other than for cash in connection with a merger or acquisition;

•	securities issued prior to the closing date or issued pursuant to the conversion of the notes;

•	our common stock issued pursuant to the warrants;

•	securities issued in connection with strategic licensing or partnering agreements;

•	our common stock issued pursuant to our stock option plans or our employee stock purchase plans;

•	any warrants issued to the placement agent for the offering;

•	our common stock issued in connection with consulting or advisory services;

•	the payment of any principal in shares of our common stock pursuant to the notes;

•	as long as the notes remain outstanding, allow the purchasers to exchange their notes for any securities issued in a subsequent financing if such securities are on terms more favorable than the terms governing the notes.
          Pursuant to the terms of the purchase agreement, we have agreed to indemnify the purchasers and certain of their related parties against all losses resulting from any inaccuracy in or breach of our representations, warranties or agreements made in the purchase agreement. The purchasers, severally but not jointly, have agreed to indemnify us and certain of our related parties against all losses resulting from any inaccuracy in or breach of the representations, warranties and agreements of the purchaser made in the purchase agreement. The maximum aggregate liability of each purchaser for such indemnification is limited to the portion of the total purchase price paid by the purchaser under the purchase agreement. The purchase agreement and each of the notes, warrants and other documents contemplated thereby are governed by New York law.
Material Terms of the Senior Secured Convertible Notes
          These notes were issued pursuant to the purchase agreement, in which we issued, as maker, the notes on February 24, 2006, the issuance date, in the principal amount of $5,000,000. As described below, these notes are convertible into shares of our common stock and have a maturity date of February 24, 2008.
          Beginning on September 1, 2006 and after that on the first business day of each month, a principal payment date, we must pay to the holder of the note an amount equal to 1/18th of the original principal amount of the note, or the principal installment amount. However, if on any principal payment date the outstanding principal on the note is less than the principal installment amount, then we must pay the holder the lesser amount. We may make payment in cash or in shares of our common stock, provided that a registration statement covering the resale of such shares has been declared effective by the SEC.
Option to Pay with Shares in Certain Circumstances
          If we choose to pay the principal installment amount in shares of our common stock, we must pay the number of shares in an amount equal to the principal installment amount divided by 80% of the average closing bid price for the 10 trading days immediately prior to the principal payment date. We have this option only if, among other things, the convertible securities have been duly registered on an effective registration statement and trading in our common stock has not been suspended on the OTC Bulletin Board or other exchange.
          Our obligations as the maker of these notes are secured by a continuing security interest in certain of our assets.
Events of Default
          The amounts payable under the notes may be accelerated or increased upon the occurrence of an event of default, which includes:
•	our failure to make the principal installment amount on a designated principal payment date;

•	the failure of the registration statement to be declared effective by the Securities and Exchange Commission on or prior to August 25, 2006;

•	the suspension from listing or failure of our common stock to be listed on the OTC Bulletin Board or one of the major exchanges;

•	our notice to the holder of our inability to comply or intention not to comply with proper requests for conversion of the notes;

•	our failure to timely deliver shares of common stock upon conversion, to file a registration statement, or to make payment of fees under the notes, the purchase agreement or the related registration rights agreement;

•	the lapsing of the effectiveness of the registration statement for a period of 10 consecutive trading days;

•	our default in the performance of any material covenant in the notes, the purchase agreement, the registration rights agreement or any other ancillary documents;

•	our making of a false or incorrect representation or warranty in the purchase agreement, the registration rights agreement or any other ancillary documents;

•	our default in any payment of principal or interest on the indebtedness represented by the notes, or default in the observance or performance of any other agreement relating to such indebtedness in excess of $100,000;

•	our application for appointment of a receiver or liquidator or filing a petition in bankruptcy or other similar relief which is not dismissed within 30 days;

•	the filing of a proceeding against us seeking the liquidation, reorganization, or dissolution of us or similar relief which is not dismissed within 30 days;

•	our failure to instruct our transfer agent to remove any legends from shares of common stock eligible to be sold under Rule 144 of the Securities Act of 1933 and to issue such shares to the holder;

•	our failure to pay any amounts due to the holder under the notes, the purchase agreement or the registration rights agreement within three (3) business days of the due date;

•	the occurrence of an event of default under any of the other notes contemplated by the purchase agreement, known as a cross-default provision; and

•	our failure to obtain stockholder approval to increase the authorized shares of common stock in accordance with the purchase agreement.

If one of these events of default has occurred, the holder may:

•	declare the entire unpaid principal balance of the notes due and it will be accelerated;

•	demand that the principal amount of the notes then outstanding be converted into shares of our common stock at the conversion price discussed in more detail below; and/or

•	exercise any of the holder’s other rights or remedies under the transaction documents or applicable law. We must pay interest on demand on the notes upon an event of default from the date of the default until the date of cure at the lesser of 10% and the maximum per annum legal rate.
Conversion
          The notes contemplate both a voluntary conversion and a mandatory conversion. Under the voluntary conversion, at the option of the holder the notes will be convertible in whole or in part into that number of shares of our common stock determined by dividing: (i) that portion of the outstanding balance under the notes as of the date the holder chooses to convert; by (ii) the conversion price then in effect (the initial conversion price under the notes is $0.20), as it may be adjusted under the terms of the notes. The term mandatory conversion date is the date following the effective date of the registration statement on which the closing bid price is greater than 250% of the conversion price for a period of 12 consecutive trading days and the average daily trading for such 12 consecutive trading days exceeds 750,000 shares of common stock. On the mandatory conversion date, we may, upon 5 business days prior notice to the holder, cause the principal amount of the notes to convert into a number of shares of our common stock equal to the quotient of:

•	the principal amount of the notes outstanding on the mandatory conversion date; divided by the conversion price in effect on the mandatory conversion date; however, in order to cause this conversion the following must be true:
•	the registration statement must be effective 30 days immediately prior to the mandatory conversion date;

•	trading in our common stock must not have been suspended by the OTC Bulletin Board or other relevant exchange;

•	no event of default must have occurred and be continuing;

•	this mandatory conversion must not violate the note provisions regarding the ownership cap as described below, and

•	we must not be in possession of any material non-public information. The mandatory conversion date will be extended during the time of occurrence of a triggering event as described below.
          If, because the registration statement has not been filed or its effectiveness has been suspended, a holder is unable to trade any of our common stock, the holder will have the option, within 10 trading days after the expiration of such black-out period, of using the conversion price applicable on such conversion date or any conversion price selected by the holder that would have been applicable if the conversion date had been at an earlier time during such black-out period or within the 10 trading days after that period.
          In order to make the holder whole from any economic loss resulting in our failure timely to deliver the conversion securities, we have agreed in such event to pay to the holder in cash, and as liquidated damages, an amount per trading day for each trading day until the shares are delivered, along with interest on such amount at a rate of 10% per annum, equal to the greater of:
•	1% of the principal amount of the notes requested to be converted for the first 5 trading days after the delivery date; and (b) 2% of the principal amount of the notes requested to be converted for each trading day after that; and

•	$2,000 per day.
          In addition, if we fail to deliver certificates representing the convertible securities on or before the delivery date and if after that date the holder is required by its broker to purchase shares of our common stock to deliver in satisfaction of a sale by the holder of the convertible securities which the holder expected to receive upon proper conversion, or a buy-in, then we must: pay in cash to the holder the amount which such holder had to come out of pocket to cover the open market purchase in excess of the price at which the sell order giving rise to such purchase obligation was executed.
          Limitation of Beneficial Ownership of Our Shares
          Subject to waiver by the holder under certain circumstances upon 61 days notice to us, the holder may not convert all or any portion of the notes if the number of shares of convertible securities, when combined with all other shares of our common stock held by the holder: (i) would result in the holder beneficially owning more than 4.9% of all of our common stock then outstanding; or (ii) would result in the holder beneficially owning more than 9.9% of all of our common stock then outstanding.
Conversion Price Adjustments
          The conversion price under the notes is subject to adjustment from time to time to reflect:
•	stock splits and combinations;

•	certain dividends and distributions;

•	reclassifications; exchanges or substitutions;

•	reorganizations, mergers, sales of assets;

•	issuances of additional shares of common stock (on a full-ratchet anti-dilution basis); and

•	issuances of common stock equivalents.
          In the event of an issuance of additional shares of common stock, or an issuance of common stock equivalents, a “full ratchet” adjustment will be made to the conversion price. This means effectively that the conversion price will be reduced to the consideration per share paid for the additional shares of common stock in question.
          We are not obligated to make any adjustments to the conversion price in connection with:
•	securities issued other than for cash in connection with a merger or acquisition;

•	securities issued pursuant to conversion or exercise of securities outstanding prior to the date of the notes and the warrants;

•	shares of our common stock issuable upon exercise of the warrants;

•	securities issued in connection with strategic license or partnering agreements;

•	shares of our common stock issued in connection with our stock option plans or employee stock purchase plans;

•	warrants issued to the placement agent for the offering;

•	shares of our common stock issued in connection with consulting or advisory services; and

•	the payment of any principal in shares of our common stock pursuant to the notes.
Prepayment
          The notes require several types of prepayment provisions, which reference the two following terms: major transaction and triggering event. The notes define a major transaction as:
•	our merger or consolidation with or into another entity involving a change of control;

•	our sale or transfer of more than 50% of our assets; or

•	the closing of a tender offer for more than 50% of the outstanding shares of our common stock.

The notes include the following in the definition of a triggering event:

•	the effectiveness of the registration statement for the common stock issued on conversion of the notes lapses for any reason or it is unavailable for the resale of our common stock for a period of 20 consecutive trading days;

•	the suspension from listing of our common stock on the OTC Bulletin Board or any other exchange for a period of 5 trading days;

•	our notice to any holder of our inability or intention not to comply with requests for conversion;

•	our failure to comply with a holder’s conversion notice within 10 business days of our receipt of it;

•	our deregistration of our common stock;

•	our completion of a “going private” transaction as a result of which our common stock is no longer registered under the exchange act; or

•	our breach of any of our representations, warranties and covenants made in the purchase agreement, the notes or any ancillary documents.
          On the occurrence of an event of default, the holder has the right to require us to prepay in cash all or a portion of the notes at a price equal to 120% of the principal amount of the notes at the time of the request. Simultaneously with the occurrence of a major transaction, the holder has the right to require us to prepay all or a portion of the holder’s notes at a price equal to 100% of the principal amount of the notes.
          For purposes of the prepayment option upon a triggering event, the term volume weighted average price means for any date the daily volume weighted average price of our common stock for such date on the OTC Bulletin Board; or the “Pink Sheets”, or as determined by an independent appraisal if the stock is not then traded on one of the markets. After a triggering event occurs, the holder has the right to require us to prepay all or a portion of the notes in cash at a price equal to the sum of:
•	the greater of:

•	125% of the principal amount of the notes; and

•	if the holder cannot get the benefit of its conversion rights and the ability to effect the resale of shares of our common stock issuable upon conversion, the aggregate principal amount of the notes divided by the conversion price on:

•	the date the prepayment price is demanded or due; or

•	the date the prepayment price is paid in full, whichever is less, multiplied by the volume weighted average price on:

•	the date the prepayment price is demanded or otherwise due; or

•	the date the prepayment price is paid in full, whichever is greater; and

•	all other costs or expenses due in respect of the notes and the other transaction documents.
          No sooner than 15 days nor later than 10 days prior to the completion of a major transaction we must deliver notice of it to the holder. At any time after receipt of such notice, the holder may require us to prepay the notes immediately. Within 1 business day after the occurrence of a triggering event, we must deliver notice of it to the holder. At any time after the earlier of:
•	the holder’s receipt of our notice; or

•	the holder’s becoming aware of a triggering event, the holder may require us to prepay all of the notes on a pro rata basis. We must deliver the prepayment price related to a triggering event within 5 business days after we receive notice of this requirement from the holder; and we must deliver the prepayment price related to a major transaction immediately prior to the consummation of the major transaction. However, if we are unable to prepay all of the notes to be so prepaid, we must pay an amount to each holder equal to the holder’s pro rata amount of all notes being prepaid.
          If we fail to prepay all of the notes submitted for prepayment, we have to pay interest on the prepayment price at the rate of 2% per month until paid in full. Until paid in full the holder may, in place of prepayment, require us to return to the holder all of the notes submitted for prepayment. We must return the notes and the conversion price of the returned notes must be adjusted to the lesser of:
•	the conversion price in effect on the date on which the holder sends notice to us that it chooses in lieu of prepayment to have the notes returned; and

•	the lowest closing bid price during the period beginning on the date on which we deliver notice of the prepayment option as it related to a major transaction or a triggering event and ending on the date on which the holder delivers notice to us of its choice, in lieu of prepayment, to have us return to the holder all of the notes.
          If, on our receipt of a request for conversion of the notes we are unable to issue shares of our common stock registered for resale, either because we do not have sufficient authorized shares of our common stock or because we are otherwise prohibited by law from doing so, then we must issue as many shares of our common stock as we are able to in compliance with the holder’s request and, with regard to the unconverted portion of the notes, the holder may choose to:
•	require us to prepay that portion of the notes we are unable to convert at the triggering event prepayment price, or the mandatory prepayment price;

•	if we are unable to issue registered shares of common stock because we are prohibited by law, require us to issue restricted shares of common stock;

•	void the holder’s notice of request for conversion and force us to return the notes that were to be converted; or

•	exercise its buy-in rights as described.
          If the holder chooses to have its notes prepaid using the mandatory prepayment price, we must pay the mandatory prepayment price within 30 days of our receipt of the holder’s notice in response to our notice to the holder of our inability to convert the note, unless we have prior to this delivered notice that the event resulting in the mandatory prepayment price has been cured. If we fail to pay the mandatory prepayment price 1 business day after we receive notice from the holder of this election, we must pay interest on the unpaid amount at the rate of 2% per month until paid in full.
The Original Issue Discount Notes
          The original issue discount notes are substantially the same in form and effect as the series A notes. The occurrence of an event of default under the series A notes constitutes an event of default under the original issue discount notes; and the occurrence of an event of default under the original issue discount notes constitutes an event of default under the series A notes. The conversion price of $0.20 is the same for each of the series A notes and the original issue discount notes and the original issue discount notes are subject to the same adjustment provisions as apply to the series A notes. The same prepayment provisions apply to both the series A notes and the original issue discount notes. As with the series A note holders, no holder of original issue discount notes will have any rights as one of our stockholders prior to the conversion of our original issue discount notes.

The Warrants
The Series A -7 Warrants and Series A-7 Placement Agent Warrants
     The series A-7 warrants represent seven-year warrants to purchase shares of our common stock at the holder’s option equal to 75% of the number of shares of our common stock issuable upon conversion of the purchaser’s series A note (an aggregate of 18,750,000 shares) at exercise price per share equal to $0.40.
     The series A-7 placement agent warrants represent five-year warrants to purchase shares of our common stock at the holder’s option equal to 10% of the number of series A-7 warrants issued (approximately 1.8 million shares in the aggregate) at an exercise price per share equal to $0.40.
Warrant Exercise
     Warrant stock refers to our common stock issuable upon exercise of the series A-7 warrant or any of the other warrants. Payment of the exercise price may be made to us by:
•	certified check;

•	“cashless exercise,” but here only when there is no registration statement in effect for the warrant stock; or

•	a combination of (i) and (ii) above.
     A cashless exercise is only available beginning one (1) year after the original issue date of the series A-7 warrant and if (i) the per share market value of a share of our common stock (either the volume weighted average price or the fair market value as determined by an independent appraiser) is greater than the warrant price; and (ii) a registration statement for the warrant stock is not then in effect. In a cashless exercise, the warrant holder merely presents the warrant to us without tendering cash and we issue to it a number of shares of our common stock equal to the difference between (i) the number of shares of our common stock purchasable on exercise of all of the warrants so exercised, and (ii) the product of: (a) the warrant price; times (b) the number of shares of our common stock purchasable on exercise of all of such warrants; divided by: (iii) the per share market value of one share of our common stock.
     If the warrant holder exercises the series A-7 warrant, we have 3 trading days, or the delivery date, in which to issue to it certificates for shares of the warrant stock; or to deliver to the Depository Trust Company on the warrant holder’s account. If we fail to deliver the certificates on or before the delivery date and the warrant holder is required by its broker to purchase shares of our common stock on the open market to deliver in satisfaction of a sale of the warrant holder’s warrant stock, or a warrant buy-in, then we must:
pay cash to the warrant holder in the amount by which: (a) the warrant holder’s total purchase price exceeds: (b) the amount obtained by multiplying: (x) the number of shares of warrant stock we were required to deliver to the warrant holder; times (y) the price at which the sell order was executed; and
either reinstate the portion of the series A-7 warrant for which exercise was not honored or deliver to the warrant holder the number of shares of our common stock that we would have issued if we had timely complied.
Adjustment of Warrant Price
     The warrant price of the series A-7 warrant is subject to adjustment from time to time to reflect:
•	recapitalizations, reorganizations, mergers;

•	stock dividends, subdivisions and combinations;

•	certain other distributions;

•	issuances of additional shares of common stock (on a full-ratchet anti-dilution basis); and

•	issuances of common stock equivalents.
     In the event of an issuance of additional shares of common stock, or an issuance of common stock equivalents, a “full ratchet” adjustment will be made to the warrant price. This means effectively that the warrant price will be reduced to the consideration per share for the additional shares of common stock in question.
Limitation of Beneficial Ownership of Our Shares
     Subject to the warrant holder’s right to waive these provisions in certain circumstances upon 61 days notice to us, at no time may a warrant holder exercise the warrant if the number of shares of our common stock issued pursuant to the exercise would exceed, when aggregated with all of the other shares of our common stock held by the warrant holder the number of shares which would result in the warrant holder beneficially owning greater than: (i) 4.9% of the then outstanding shares of our common stock; or (ii) 9.9% of the then outstanding shares of our common stock.
The Call
     We are entitled under the warrant, at any time following the original issue date of the warrant, to call up to 100% of the warrant then outstanding by providing the warrant holder with a call notice; however, the following must be true in order to effect such a call:
•	the per share market value of our common stock must be greater than $1.00 per share for 10 consecutive trading days immediately prior to the date of the call notice; and the average daily trading volume during this period must exceed 500,000 shares of our common stock;

•	a registration statement under the Securities Act of 1933 which provides for the resale of the warrant stock and the common stock issuable upon the conversion of the notes must be effective without lapse for 60 consecutive calendar days;

•	trading in our common stock must not have been suspended by the SEC or any relevant securities exchange;

•	we must be in material compliance with the terms of the warrant; and

•	we must not be in possession of any material non-public information.
     In order to effect the call, this registration statement must be effective from the date of delivery of the call notice until the date which is the later of: (i) the date the warrant holder exercises the warrant pursuant to the call notice; and (ii) the 20th day after the warrant holder receives the call notice, or the early termination date. Our rights with respect to the warrant stock subject to the call notice will expire on the early termination date if the warrant is not exercised prior to the early termination date. If the warrant is not exercised with regard to the called warrant stock, we must remit to the warrant holder: (i) $.001 per share of called warrant stock; and (ii) a new warrant representing the number of shares of warrant stock, if any, which were not subject to the call notice.
The Series B-4 Warrants and Series B-4 Placement Agent Warrants
     The series B-4 warrants represent rights to purchase shares of our common stock equal to 50% of the number of conversion shares issuable upon the conversion of the purchaser’s series A note on the date of issuance of that note (an aggregate of 12,500,000 shares) at an exercise price per share equal to $0.90 for a term of four years following the effective date of the registration statement providing for the resale of the conversion shares and the shares of our common stock issuable upon exercise of this warrant.

     The series B-4 placement agent warrants represent five-year warrants to purchase shares of our common stock at the holder’s option equal to 10% of the number of series B-4 warrants issued (approximately 1.3 million shares in the aggregate) at an exercise price per share equal to $0.90.
     These warrants are substantially similar in form and effect to the series A-7 warrant, except as set forth in the preceding paragraph and except that in order to effect a call notice under the series B-4 warrant, the per share market value of our common stock must be greater than $1.26 per share for the 10 consecutive trading days prior to the call notice and the average daily trading volume during this time period must exceed only 250,000 shares of our common stock.
The Series C-3 Warrants and Series C-3 Placement Agent Warrants
     The series C-3 warrants represent rights to purchase shares of our common stock equal to 100% of the number of conversion shares issuable upon the conversion of the purchaser’s series A note on the date of issuance of that note (an aggregate of 25,000,000 shares) at an exercise price per share equal to $0.21 on the date of closing of the purchase agreement and for a term of three years following that closing date. The series C-3 placement agent warrants represent five-year warrants to purchase shares of our common stock at the holder’s option equal to 10% of the number of series C-3 warrants issued (approximately 2.5 million shares in the aggregate) at an exercise price per share equal to $0.21.
     The series C-3 warrants are substantially similar in form and effect to the series A-7 warrants, except as set forth in the preceding paragraph and except that we have no rights to call the series C-3 warrant under any circumstances.
The Series D-1 Warrants
     The series D-1 warrants are callable only by us requiring the holders of these warrants to purchase shares of our common stock equal to 70% of the number of conversion shares issuable upon conversion of the purchaser’s series A note on the date of issuance of the note (an aggregate of 17,500,000 shares) at an exercise price per share equal to the lesser of: (a) $0.35 and (b) 90% of the average of the 5-day volume weighted average price of our common stock immediately preceding the call notice under the series D-1 warrants and for a term of 18 months following the date the SEC declares effective the registration statement registering for resale the shares of our common stock issuable upon the exercise of the series D-1 warrants. The holders have no rights to exercise the D-1 warrants.
     The series D-1 placement agent warrants represent five-year warrants to purchase shares of our common stock at the holder’s option equal to 10% of the number of series D-1 warrants issued (approximately 1.8 million shares in the aggregate) at an exercise price per share equal to the lesser of: (a) $0.35 and (b) 90% of the average of the 5-day volume weighted average price of our common stock immediately preceding the exercise notice. The series D-1 placement agent warrants are substantially similar in form and effect to the series A-7 warrants.
     The series D-1 warrants are substantially similar in form and effect to the series A-7 warrants, except as set forth in the preceding paragraph and except as set forth as follows:
•	the series D-1 warrants provide no “cashless exercise” alternative for their exercise;

•	there are no adjustments to be made to the warrant price in the event of the issuance of additional shares of common stock or common stock equivalents; and

•	the provisions relating to the call and the call notice for the series D-1 warrants are different from the parallel provisions of the series A-7 warrants in that:

•	in order to effect a call notice under the series D-1 warrants, the per share market value of our common stock must be greater than $1.53 for the 10 consecutive trading days prior to the delivery of the call notice and the average daily trading volume during this time period must exceed $100,000 per day for 20 trading days out of the 30 prior trading days; and

•	as an additional requirement in order for us to issue a call notice, at least 60% of the proceeds from the exercise of the series D-1 warrants must be applied to: (w) make a strategic acquisition which has been approved by our board of directors; (x) enter into a strategic joint venture; (y) effect an acquisition of product inventory to fulfill large customer orders in excess of 1,500 mobile units; or (z) move an appropriate level of business and operating off-shore to develop a more efficient cost and production structure.
10% Placement Agent Warrants
     The 10% placement agent warrants represent five-year warrants to purchase shares of our common stock equal to equal to 10% of the number of shares of common stock issuable to the note holders upon conversion of theirs notes (approximately 2.5 million shares in the aggregate) at an exercise price per share equal to $0.20.
The Registration Rights Agreement
     Pursuant to the terms of the purchase agreement, we have entered into a registration rights agreement with the purchasers dated as of February 23, 2006. The primary purpose of this registration rights agreement is to obligate us to effect resale registrations of the shares of our common stock contemplated to be issued by us pursuant to the purchase agreement.
     Nature and Timing of Filings
     On or prior to April 10, 2006, or the filing date, which is 45 days from the closing date under the purchase agreement, we have agreed pursuant to the registration rights agreement to prepare and file with the SEC a “resale” registration statement on Form SB-2 providing for the resale on a continuous basis pursuant to Rule 415 of all of the shares of our common stock issuable upon the conversion or repayment of the notes, or the note registrable securities. Under this registration statement we are not allowed to permit any securities other than the following to be included in this registration statement: (i) the note registrable securities; (ii) shares of our common stock issuable upon the exercise of warrants issuable to Midtown Partners & Co., LLC, as the placement agent for the offering; (iii) shares of our common stock acquired by SDS Capital Group SPC, Ltd. pursuant to the conversion of our Series B convertible preferred stock and related stock warrants; and (iv) 1,000,000 shares of our common stock issued to Saffron Capital Management LLC pursuant to our consulting agreement with it.
     We are obligated to use our best efforts to cause this registration statement to be declared effective under the securities act on or prior to the effectiveness date, which is the earlier of (i) May 25, 2006 or June 26, 2006 if the this registration statement receives a full review from the SEC; or (ii) within 3 business days of the date on which the SEC informs us that: (a) it will not review the this registration statement; or (b) we may request the acceleration of the effectiveness of this registration statement and we make such a request. We are obligated to keep this registration statement continuously effective until the date that is the earlier of:
•	the date when all of the registered under this registration statement have been sold; or

•	the date on which the note registrable securities can be sold without restriction under Rule 144(k), or the effectiveness period.
     We are also obligated to file a second registration statement within 15 days of obtaining our stockholders’ approval to amend our Certificate of Incorporation to increase our authorized shares of common stock. The deadline for obtaining this stockholders’ approval is May 10, 2006 and, accordingly, the date we are obligated to file the second registration statement is May 25, 2006. The second registration statement will be filed on Form SB-2 providing for the resale of all of the shares of our common stock issuable upon exercise of the warrants issued in connection with the notes, or the warrant registrable securities. This registration statement may not be used for the registration of any securities other than: (i) the warrant registrable securities; (ii) the placement agent securities; (iii) the SDS Capital Group SPC, Ltd. securities; and (iv) the Saffron Capital Management LLC securities.
     We are obligated to use our best efforts to cause this registration statement to be declared effective under the securities act on or prior to the warrant effectiveness date, which means the earlier of: (i) the 90th day following the date this registration statement was filed with the SEC or the 120th day following such filing date if this registration statement receives a full review from the SEC; or (ii) within 3 business days of the date on which the SEC informs us that: (a) the SEC will not review this registration statement; or (b) we may request the acceleration of the effectiveness of this registration statement and we make such a request. We are obligated to keep this registration statement continuously effective until the date that is the earlier of: (x) the date when all of the warrant registrable securities registered under this registration statement have been sold; or (y) the date on which the warrant registrable securities can be sold without registration under Rule 144(k), or the warrant effectiveness period.
     Registration Procedures
     Under either registration statement, if at any time an additional registration statement is required because the number of shares of our common stock, combined with the actual number of shares of our common stock into which the notes are convertible and the warrants are exercisable exceeds the number of shares of registrable securities remaining under both registration statements, then we have 20 business days to file this additional registration statement. We would then have 90 days after filing to cause this additional registration statement to be declared effective by the SEC. Each of the parties have granted customary indemnification rights to the other parties to the registration rights agreement.
     Liquidated Damages
     We are subject to the payment of liquidated damages to each holder equal to 1.5% of the holder’s initial investment in the notes for each month following the “event date” associated with each of the following events until such event is cured:
•	if the registration statements are not filed by the time periods set forth in the registration rights agreement;

•	if the registration statements are not declared effective by the time periods set forth in the registration rights agreement;

•	if we fail to file a request for acceleration promptly as provided in the registration rights agreement;

•	if a registration statement is filed and declared effective by the SEC but later ceases to be effective (subject to limited black-out period exceptions);

•	if we breach certain provisions of the registration rights agreement which permit us to postpone the effectiveness of a registration statement; and

•	if trading in our common stock is suspended or if our common stock is delisted from the OTC Bulletin Board.
Recent Stock Price
     On April 1, 2006, the closing price of a share of our common stock on the OTC Bulletin Board was $___.
Required Vote
     The proposal will be approved if it receives the affirmative vote of a majority of shares represented in person or by proxy at the special meeting. The approval of this proposal is not conditioned on the approval of any other proposal. All proxies will be voted FOR proposal 1 unless a contrary choice is made by the stockholder or its proxy.
     Our board of directors recommends that you vote FOR the adoption of the proposed amendment to the Remote Dynamics Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 230,000,000 shares. All proxies solicited by our board of directors will be voted FOR the adoption of the proposed amendment to the Remote Dynamics Amended and Restated Certificate of Incorporation unless stockholders specify in their proxies contrary choices.
ANNUAL REPORT
     Our annual report on Form 10-K, which includes our consolidated financial statements as of and for the fiscal year ended August 31, 2005 has been mailed to you along with this proxy statement. Our annual report on Form 10-K, which includes our consolidated financial statements as of and for the fiscal year ended August 31, 2005 is incorporated by reference into this proxy statement. Upon written request, we will provide, without charge to any stockholder from whom proxies are being solicited by Remote Dynamics, a copy of our annual report on Form 10-K, which includes our consolidated financial statements as of and for the fiscal year ended August 31, 2005. Such request should be directed to:
Remote Dynamics, Inc.
1155 Kas Drive
Suite 100
Richardson, Texas 75081
(972) 301-2000
Attn: J. Raymond Bilbao
OTHER MATTERS
     Our board of directors knows of no other matters that will be presented for consideration at this special meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
J. RAYMOND BILBAO
Secretary
April 20, 2006

The board of directors recommends a vote FOR Proposal 1.

Please Mark Here for Address	☐
Change or Comments SEE
REVERSE SIDE

Please mark your votes as indicated	☒
in this example

	FOR	AGAINST	ABSTAIN

1. The approval of the proposed amendment to Remote	☐	☐	☐
Dynamics’ Amended And Restated Certificate of Incorporation to
increase the number of the authorized shares of our common stock to 230,000,000 shares from 50,000,000 shares.
2.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
Dated:                      ___, 2006
Signature
Signature, If Jointly Held
If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.
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access the web site.		your proxy card in
hand when you call
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

REMOTE DYNAMICS, INC.
PROXY
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
THE SPECIAL MEETING TO BE HELD ON MAY 9, 2006
The undersigned hereby appoints J. Raymond Bilbao and [Neil Read], and each of them, jointly and severally, as the undersigned’s proxy or proxies, with full power of substitution, to vote all shares of common stock of Remote Dynamics, Inc. which the undersigned is entitled to vote at the special meeting of common stockholders to be held at 1155 Kas Drive, Suite 100, Richardson, Texas on May 9, 2006 at 10:00 a.m., Richardson, Texas time, and any postponements, adjournments thereof, as fully as the undersigned could if personally present, upon the proposal set forth below, revoking any proxy or proxies heretofore given.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY HOLDER WITH RESPECT TO ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
(Continued, and to be marked, dated and signed, on the other side.)
Address Change/Comments (Mark the corresponding box on the reverse side)
▲    FOLD AND DETACH HERE     ▲

YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:
1.         If you are calling from within the United States, call toll-free [1-866-540-5760] on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.
or
2.         Vote by Internet at our Internet Address: [http://www.proxyvoting.com/redi]
or
3.         Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE VOTE